Exhibit 32

Section 1350 Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Handy & Harman Ltd., a Delaware corporation (the “Corporation”), does hereby certify that:

Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2011 (the “Form 10-K”) of the Corporation fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

April 30, 2012	/s/ Glen M. Kassan
Glen M. Kassan
Principal Executive Officer

April 30, 2012	/s/ James F. McCabe, Jr.
James F. McCabe, Jr.
Principal Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the report or as a separate disclosure document.